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                                MERCK & CO., INC.

                            1996 INCENTIVE STOCK PLAN





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Amended 11/24/98
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                            1996 INCENTIVE STOCK PLAN

         The 1996 Incentive Stock Plan ("ISP"), effective January 1, 1996, is established to encourage employees of Merck & Co., Inc. (the "Company"), its subsidiaries, its affiliates, its joint ventures and the Merck Institute for Therapeutic Research to acquire Common Stock in the Company. It is believed that the ISP will stimulate employees' efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its Stockholders, and will encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock.

1.   ADMINISTRATION

         The ISP shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the ISP, to establish such rules and regulations as it deems necessary for the proper administration of the ISP, and to make such determinations and to take such action in connection therewith or in relation to the ISP as it deems necessary or advisable, consistent with the ISP. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934.

         For the purpose of this section and all subsequent sections, the ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2.   ELIGIBILITY

         Regular full-time and part-time employees of the Company, its subsidiaries, its affiliates, its joint ventures and the Merck Institute for Therapeutic Research, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate and who are not directors or officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, shall be eligible to participate in the ISP ("Eligible Employees") if designated by the Committee or its delegate. Those directors who are not regular employees are not eligible.

3.   INCENTIVES

         Incentives under the ISP may be granted in any one or a combination of
(a) Incentive Stock Options (or other statutory stock option); (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Grants and
(e) Performance Shares (together "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.


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4.   SHARES AVAILABLE FOR INCENTIVES

         (a) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section 4(c) hereof, there is hereby reserved for issuance under the ISP 130 million shares of the Company's Common Stock ("Common Stock"). The shares available for granting awards shall be increased by the number of shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been canceled. In addition, any shares reserved for issuance under the Company's 1991 Incentive Stock Plan and 1987 Incentive Stock Plan ("Prior Plans") in excess of the number of shares as to which options or other benefits have been awarded thereunder, plus any such shares as to which options or other benefits granted under the Prior Plans may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the ISP. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from Common Stock held in the Treasury.

         (b) LIMIT ON AN INDIVIDUAL'S INCENTIVES. In any given year, no Eligible Employee may receive Incentives covering more than three million shares of the Company's Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

         (c) RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, in the case of Stock Options, in the option price, and in the case of stock appreciation rights, in the fair market value.

5.   STOCK OPTIONS

         The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended, or any successor code thereto (the "Code"), other statutory options under the Code, and Nonqualified Options (collectively "Stock Options"). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

         (b) PERIOD OF OPTION. The period of each Stock Option shall be fixed by the Committee but shall not exceed ten (10) years.

         (c) PAYMENT. The option price shall be payable in cash at the time the Stock Option is exercised. No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

         (d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section) shall any Stock Option be exercisable after its specified expiration period.

         (e) TERMINATION OF EMPLOYMENT. Upon the termination of a Stock Option grantee's employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide


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that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option. If a Stock Option grantee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

         (f) RETIREMENT. Upon retirement of a Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

         (g) DEATH. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the expiration date of the Stock Option.

         (h) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Employee Incentive Stock Options, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

6.   STOCK APPRECIATION RIGHTS

         The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option granted hereunder or under the Prior Plans. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) TIME AND PERIOD OF GRANT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

         (b) VALUE OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of


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the Common Stock on the date the election to surrender is received by the
Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

         (c) PAYMENT OF STOCK APPRECIATION RIGHT. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

7.   PERFORMANCE SHARE AWARDS

         The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary, division or affiliate of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

         (b) PAYMENT OF PERFORMANCE SHARE AWARDS. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

         (c) REVISION OF PERFORMANCE GOALS. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.


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         (d) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Share Award must remain in the employ of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

         (e) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

         (f) LIMIT ON PERFORMANCE SHARE AWARDS. Incentives granted as Performance Share Awards under this section and Restricted Stock Grants under
Section 8 shall not exceed, in the aggregate, 12 million shares of Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

8.   RESTRICTED STOCK GRANTS

         The Committee may award shares of Common Stock to a grantee, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

         (a) REQUIREMENT OF EMPLOYMENT. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee ("Restriction Period") in order to retain the shares under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

         (b) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATES. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 10 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

         (c) ESCROW AGREEMENT. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

         (d) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

         (e) DIVIDENDS. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or
(ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.


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         (f) LIMIT ON RESTRICTED STOCK GRANT. Incentives granted as Restricted
Stock Grants under this section and Performance Share Awards under Section 7 shall not exceed, in the aggregate, 12 million shares of Common Stock (such number of shares may be adjusted in accordance with Section 4(c)).

9.   DISCONTINUANCE OR AMENDMENT OF THE PLAN

         The Board of Directors may discontinue the ISP at any time and may from time to time amend or revise the terms of the ISP as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the ISP without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. No Incentive shall be granted under the ISP after December 31, 2000, but Incentives granted theretofore may extend beyond that date.

10.   NONTRANSFERABILITY

         Each Incentive Stock Option granted under the ISP shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the ISP may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation.

11.   NO RIGHT OF EMPLOYMENT

         The ISP and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its subsidiaries, its affiliates, its joint ventures or the Merck Institute for Therapeutic Research or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason.

12.   TAXES

         The Company shall be entitled to withhold the amount of any tax attributable to any option granted, any amount payable or shares deliverable under the ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable.


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